Dentsply Sirona Appoints James Forbes and Brian McKeon to Board of Directors - New directors bring decades of financial leadership and board experience to enhance strategic oversight of Return-to-Growth action plan and long-term value creation. Charlotte, N.C., February 24, 2026 – (GLOBE NEWSWIRE) - DENTSPLY SIRONA Inc. (“Dentsply Sirona” or the "Company") (Nasdaq: XRAY) today announced the appointments of James (Jim) D. Forbes and Brian P. McKeon to its Board of Directors (the “Board”), effective February 27, 2026. Mr. Forbes is a veteran healthcare investment banker with 30 years of experience helping companies develop strategies to drive profitable growth and long-term value creation. Mr. Forbes is widely recognized for advising healthcare companies on complex strategic transactions and capital markets engagements. He most recently served as Vice Chairman of Investment Banking at Morgan Stanley, and he previously held senior executive roles at UBS and Bank of America Merrill Lynch. Mr. Forbes will serve on the Company’s Compensation & Human Capital Committee. Mr. McKeon brings deep financial and operational expertise, having served 25 years as the Chief Financial Off icer of three public companies and as a member of several public company boards of directors. Most recently, he held the position of Executive Vice President, CFO, and Treasurer and head of strategy for IDEXX Laboratories, where he helped deliver exceptional value creation with multi-year growth and expansion of key market leadership positions. Mr. McKeon will join the Company’s Audit and Finance Committee and Science and Technology Committee. “Following the recent appointment of Don Zurbay, who adds deep dental experience to the Board, the appointments of Jim and Brian mark an important next step in continuing to strengthen the Board’s strategic, financial and governance capabilities to execute our Return-to-Growth action plan,” said Gregory T. Lucier, Chairman of the Board of Dentsply Sirona. “Jim brings extensive experience advising healthcare companies on complex strategic and capital allocation decisions, while Brian contributes significant public company CFO and governance expertise. Together, their complementary perspectives will further strengthen the Board’s ability to support the management team in driving disciplined execution, operational performance and sustainable long-term growth.” “I am honored to join the Board at such an important time for the Company,” said Mr. Forbes. “I look forward to leveraging my experience in finance across the healthcare industry to support the Board and management team as they continue to strengthen the Company’s strategic capabilities and execute on its Return-to-Growth strategy.” “I am pleased to join the Board and contribute to the Company’s next phase of growth,” said Mr. McKeon. “Disciplined strategic choices, capital allocation and strong financial stewardship are essential to delivering durable shareholder value. I look forward to working with the Board and management team to enhance financial rigor and optimize capital deployment.” In connection with the Board’s ongoing refreshment process, Willie Deese has informed the Board of his desire to retire from the Board and not stand for re-election at this year’s annual shareholders’ meeting.

“Willie has been a valuable member of our Board, providing thoughtful counsel and steady leadership during a period of significant transformation,” said Mr. Lucier. “On behalf of the Board and myself personally, I want to sincerely thank him for his 15 years of service to the Company, and we are grateful for his contributions.” About James (Jim) Forbes Mr. Forbes has more than three decades of investment banking experience, with a primary focus on the healthcare sector. He has held senior leadership roles at Morgan Stanley, UBS, and Bank of America Merrill Lynch, including serving as Co-Head of Global Healthcare Investment Banking at Merrill Lynch. Over the course of his career, he has advised on financing transactions totaling more than $200 billion and executed M&A transactions exceeding $100 billion in value. Mr. Forbes has extensive expertise in capital allocation and a strong track record advising healthcare companies on complex strategic transactions. He has also served on multiple boards in connection with his investment activities, including HCA Healthcare and several private equity portfolio companies, where he provided guidance on strategic financial decisions and corporate governance matters. Mr. Forbes holds a bachelor’s degree from Loyola University Maryland, Baltimore. About Brian P. McKeon Mr. McKeon has 25 years of experience as a public company Chief Financial Officer and nearly 20 years of public company board experience. He has broad strategic, financial and operational leadership expertise across high-growth, global, and innovative companies. Most recently, he served as Executive Vice President, Chief Financial Officer, and Treasurer of IDEXX Laboratories, Inc. Mr. McKeon currently serves on the board of directors of Alkermes plc and National Veterinary Associates and previously served as a director of athenahealth, Inc. and IDEXX Laboratories, Inc. His experience spans strategy, finance, operational execution, and governance in complex public company environments. Mr. McKeon holds an M.B.A. from Harvard University, and a bachelor’s degree in accounting from the University of Connecticut. About Dentsply Sirona Dentsply Sirona is the world’s largest diversified manufacturer of professional dental products and technologies, with over a century of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets a comprehensive solutions offering including dental and oral health products as well as other consumable medical devices under a strong portfolio of world-class brands. Dentsply Sirona’s innovative products provide high-quality, effective and connected solutions to advance patient care and deliver better and safer dental care. Dentsply Sirona is headquartered in Charlotte, North Carolina. The Company’s shares are listed in the United States on Nasdaq under the symbol XRAY. Visit www.dentsplysirona.com for more information about Dentsply Sirona and its products. Contact Information Investors: Wade Moody Senior Manager, Investor Relations InvestorRelations@dentsplysirona.com